UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2007

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 285-9885

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2007, Ashutosh Misra, the Senior Vice President of Operations and Corporate Affairs of Ascent Solar Technologies, Inc. (the “Company”), tendered his resignation as a member of the Company’s Board of Directors (the “Board”) in order to dedicate more time to his role as a full-time executive officer of the Company.  On the same day, the Board appointed Joel S. Porter to replace Mr. Misra on the Board.  Mr. Porter will serve as a Board representative of ITN Energy Systems, Inc., a shareholder of the Company.  Mr. Porter is the President of Centennial Consulting Services, Inc., a consulting firm created after Mr. Porter’s retirement from Lockheed Martin in the spring of 2004 as Vice President for International Program Development and Systems Analysis.  Mr. Porter had served for approximately 28 years at Lockheed Martin in a variety of management roles, and holds a Bachelor of Aerospace Engineering degree and a M.S. degree in Industrial Management from the Georgia Institute of Technology.  In connection with his appointment, Mr. Porter has been granted an option to purchase up to 5,000 shares of the Company’s common stock.  Correspondence from Mr. Misra regarding his resignation and a press release announcing the appointment of Mr. Porter accompany this Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 8.01  Other Events.

Matthew Foster, the Company’s President and Chief Executive Officer, Janet Casteel, the Company’s Chief Accounting Officer and Treasurer, Joseph Armstrong, Ph.D., the Company’s Vice President and Chief Technology Officer, Ashutosh Misra, the Company’s Senior Vice President of Operations and Corporate Affairs, and ITN Energy Systems, Inc., a shareholder and affiliate of Dr. Mohan Misra, the Company’s Chairman, each recently adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of the registrant’s securities under specified conditions and at specified times.  Using these plans, these persons can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

In total, the shares subject to these plans represent approximately 21% of the combined holdings of the plans’ participants and are expected to occur at predetermined times between July 2007 and April 2009 at prevailing market prices, subject to minimum price thresholds that may be specified in each plan.  Transactions under these plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1   Correspondence from Ashutosh Misra to Dr. Mohan Misra

99.2   Press release entitled “Ascent Solar Appoints Key Member to Board of Directors,” dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 29, 2007	By:	/s/ Matthew B. Foster
Name: Matthew B. Foster
Title: President & CEO